FOR IMMEDIATE RELEASE

Right Management Consultants, Inc. Announces Expiration of Management Offer

Philadelphia, PA, November 3, 2003--Right Management Consultants, Inc. (NYSE:RHT) today announced that the October 31, 2003 expiration date of the acquisition proposal it had received from an investor group has not been extended. The investor group is comprised of Richard J. Pinola, Chairman and Chief Executive Officer, and certain senior executives of the Company, together with an affiliate of Hellman & Friedman LLC, a private equity investment firm. The Special Committee of the Company's independent directors, which is evaluating strategic alternatives available to the Company, is continuing discussions with the unaffiliated party from which the Company had previously received an alternative acquisition proposal, and intends to pursue further discussions with members of the investor group.

Right Management Consultants offers services to corporations of all sizes through a global network of more than 300 service locations and the Internet. The company is a worldwide leader in customized career transition solutions and also offers a wide range of organizational consulting services, including talent management, leadership development and organizational performance services. In combination, the two lines of business enable Right to help businesses manage the entire life cycle of their employees.

Statements provided in this press release as to business plans and strategies and other such items are forward-looking statements. All forward-looking statements are speculative by their nature. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.

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CONTACT:
Charles J. Mallon, EVP & Chief Financial Officer
G. Lee Bohs, EVP, Corporate Development
Right Management Consultants, Inc.
215-988-1588